Exhibit 99.1 – ISCO Press Release

International Stem Cell Corporation Arranges $ 3 Million
Equity Financing

Oceanside, California, August 21, 2008— International Stem Cell Corporation (OTCBB: ISCO) has entered into a subscription agreement with an accredited investor to sell three million dollars ($3,000,000) of Series C Preferred Stock at a price of $1.00 per share. The funding is to occur in three tranches.  The first, for $700,000, closed August 20, 2008. The second closing for $1,300,000 is scheduled for September 23, 2008 and the final closing of $1,000,000 is scheduled for December 15, 2008, subject to determination by the investor that no material adverse event has occurred. The investor will be entitled to one of the Company’s seven board seats. Each $1.00 share of Series C Preferred will be convertible into shares of common stock at $0.25 per share, subject to antidilution provisions if the company subsequently issues shares at a lower price. The Series C Preferred has priority over the Common Stock on any sale or liquidation of the Company and a preference before any dividend can be paid on Common Stock in any year. Each share of Series C Preferred has the same voting rights as the number of shares of Common Stock into which it is convertible.

The funds will support work towards pre-clinical trials using parthenogenetic stem cells for retinal and liver disease and diabetes; advance the construction of therapeutic cell manufacturing facilities and support ongoing operations.

“These funds will go a long way toward insuring that ISCO continues to move forward without interruption in its quest to provide the cells needed to make regenerative medicine therapies available to millions of people throughout the world” said ISCO’s CEO, Kenneth Aldrich.

The securities were offered and sold to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

About International Stem Cell Corporation (ISCO.OB):
International Stem Cell Corporation (ISCO) is a California biotechnology company focused on developing therapeutic and research products. ISCO’s technology, Parthenogenesis, results in the creation of pluripotent human stem cell lines from unfertilized human eggs.  ISCO scientists also have created the first Parthenogenetic homozygous stem cell line (phSC-Hhom-4) that can be a source of therapeutic cells that will not be immune rejected after transplantation into millions of individuals of differing sexes, ages and racial groups. These advancements offer the potential to create the first true “Stem Cell Bank” and address ethical issues by eliminating the need to use or destroy fertilized embryos. ISCO also produces and markets specialized cells and growth media worldwide for therapeutic research through its subsidiary Lifeline Cell Technology. For more information, visit the ISCO website at: www.internationalstemcell.com.

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Forward-Looking Statements
Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Key Words:  Stem Cells, Biotechnology, Parthenogenesis, Liver disease

Contacts:
International Stem Cell Corporation

Kenneth C. Aldrich, CEO
kaldrich@intlstemcell.com
760-940-6383

Jeffrey Janus, President
jjanus@intlstemcell.com
760-940-6383

William Adams, Chief Financial Officer
wadams@intlstemcell.com
760-940-6383